Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2023 RESULTS

Highlights:

●	2Q23 Net sales of $2.1 billion

¡	Sales change ex. currency (non-GAAP) down 10%

¡	Organic sales change (non-GAAP) down 10%

●	2Q23 Reported EPS of $1.24

¡	Increased accrual for legacy legal matter; preparing for appeal

¡	Adjusted EPS (non-GAAP) of $1.92, up 13% sequentially

●	3Q23 Reported EPS guidance of $1.70 to $1.90

¡	Adjusted EPS guidance of $2.00 to $2.20

MENTOR, Ohio, July 25, 2023 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended July 1, 2023. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“Earnings per share increased sequentially in the second quarter, a trend we expect to continue in coming quarters,” said Mitch Butier, Chairman and CEO. “Volumes in our Materials businesses continue to recover from slow market conditions, largely destocking, while our Intelligent Labels platform accelerates adoption into new categories.

“While it’s good to see the continuing sequential improvements in our Materials businesses and the building momentum in Intelligent Labels, the pace of our recovery is slower than anticipated. Our results for the quarter were below our expectation due to lower revenue, something the team was able to largely offset through cost reduction actions,” Butier added.

“We remain confident this period of challenging results will soon pass. Our leadership positions in large diverse growing markets, the strategic foundations we have laid, and the dedication and expertise of our team positions us well to continue to deliver GDP+ growth and top-quartile returns over the long-run,” said Deon Stander, President and COO.

Second Quarter 2023 Results by Segment

Materials Group

●	Reported sales decreased 13% to $1.5 billion. Sales were down 12% ex. currency and on an organic basis.

¡	Label materials sales were down mid-teens on an organic basis.

∎	Lower volume was driven primarily by inventory destocking.

∎	Volume increased sequentially, particularly in Europe, as the negative impact of destocking moderated.

¡	Sales increased by high-single digits organically in the Graphics and Reflective Solutions businesses.

¡	Sales decreased by low-to-mid single digits organically in the combined Performance Tapes and Medical businesses.

●

Reported operating margin decreased 150 basis points to 13.1%. Adjusted EBITDA margin (non-GAAP) was strong, increasing 150 basis points sequentially to 15.7%. Adjusted EBITDA margin decreased 100 basis points compared to prior year, as productivity initiatives and temporary cost-saving actions largely offset lower volume/mix.

●	The company anticipates adjusted EBITDA margin will improve sequentially.

Solutions Group

●	Reported sales decreased 7% to $615 million. Sales were down 4% ex. currency and 7% on an organic basis.

¡	Sales in high-value categories were up low-single digits on an organic basis.

¡	Sales were down high-teens organically in base solutions as retailer and brand sentiment remains muted.

●

Reported operating margin decreased approximately 14 points to (1.2%) with an increased accrual for a legacy legal matter, which the company is preparing for appeal. Adjusted EBITDA margin decreased 320 basis points to 15.8% driven by lower volume and growth investments, partially offset by productivity initiatives and temporary cost-saving actions.

●	The company anticipates adjusted EBITDA margin will improve sequentially.

Other

Balance Sheet and Capital Deployment

During the first half of the year, the company deployed $194 million for acquisitions and returned $216 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.5 million shares at an aggregate cost of $90 million during the first half of the year. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down 0.8 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong. Net debt to adjusted EBITDA (non-GAAP) was 2.75x at the end of the second quarter.

Income Taxes

The company’s reported second quarter effective tax rate was 28.4%. The adjusted tax rate (non-GAAP) for the quarter was 25.5%.

The company’s 2023 adjusted tax rate is expected to be in the mid-twenty percent range based on current tax regulations.

Cost Reduction Actions

During the first half of the year, the company realized approximately $24 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $28 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “Second Quarter 2023 Financial Review and Analysis”, the company provides a list of factors that it believes will contribute to its third quarter 2023 financial results. Based on the factors listed and other assumptions, the company expects third quarter 2023 reported earnings per share of $1.70 to $1.90.

Excluding an estimated $0.30 per share impact of restructuring charges and other items, the company expects third quarter 2023 adjusted earnings per share of $2.00 to $2.20.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2023 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company that provides branding and information labeling solutions, including pressure-sensitive materials, radio-frequency identification (RFID) inlays and tags, and a variety of converted products and solutions. The company designs and manufactures a wide range of labeling and functional materials that enhance branded packaging, carry or display information that connects the physical and the digital, and improve customers’ product performance. The company serves an array of industries worldwide, including home and personal care, apparel, e-commerce, logistics, food and grocery, pharmaceuticals and automotive. The company employs approximately 36,000 employees in more than 50 countries. Reported sales in 2022 were $9.0 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations; (ii) the cost and availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to China and those related to the Russian invasion of Ukraine; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; and our environmental, social and governance practices

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, filed with the Securities and Exchange Commission on February 22, 2023, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Kristin Robinson (626) 304-4592

kristin.robinson@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	2Q	2Q	% Sales Change vs. PY
	2023	2022	Reported	Ex. Currency	Organic
Net sales, by segment:

Materials Group	$1,476.0	$1,689.5	(12.6%)	(11.6%)	(11.6%)

Solutions Group	614.5	657.5	(6.5%)	(4.4%)	(7.2%)

Total net sales	$2,090.5	$2,347.0	(10.9%)	(9.6%)	(10.4%)

	As Reported (GAAP)					Adjusted Non-GAAP
	2Q	2Q	%	% of Sales		2Q	2Q	%	% of Sales
	2023	2022	Change	2023	2022	2023	2022	Change	2023	2022

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$193.8	$246.7		13.1%	14.6%	$199.9	$247.3		13.5%	14.6%

Solutions Group	(7.2)	84.6		(1.2%)	12.9%	55.0	85.9		9.0%	13.1%

Corporate expense (a)	(21.1)	(23.9)				(21.1)	(22.4)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$165.5	$307.4	(46%)	7.9%	13.1%	$233.8	$310.8	(25%)	11.2%	13.2%

Interest expense	$31.9	$20.8				$31.9	$20.8

Other non-operating expense (income), net	($6.6)	($1.3)				($6.6)	($1.3)

Income before taxes	$140.2	$287.9	(51%)	6.7%	12.3%	$208.5	$291.3	(28%)	10.0%	12.4%

Provision for income taxes	$39.8	$73.4				$53.1	$74.6

Net income	$100.4	$214.5	(53%)	4.8%	9.1%	$155.4	$216.7	(28%)	7.4%	9.2%

Net income per common share, assuming dilution	$1.24	$2.61	(52%)			$1.92	$2.64	(27%)

2Q Adjusted free cash flow						$134.9	$209.1

YTD Adjusted free cash flow						$63.7	$282.4

Adjusted EBITDA:

Materials Group						$231.9	$281.5		15.7%	16.7%

Solutions Group						$97.0	$124.9		15.8%	19.0%

Corporate expense						($21.1)	($22.4)

Total Adjusted EBITDA						$307.8	$384.0		14.7%	16.4%

Previously reported segment results have been recast to reflect our new operating structure.

See accompanying schedules A-4 to A-9 for reconciliations of non-GAAP financial measures from GAAP.

(a)	As reported “Corporate expense” for the second quarter of 2022 includes severance and related costs of $.8 and outcomes of legal proceedings of $.7.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 1, 2023	Jul. 2, 2022	Jul. 1, 2023	Jul. 2, 2022

Net sales	$2,090.5	$2,347.0	$4,155.5	$4,696.3

Cost of products sold	1,537.1	1,703.5	3,059.8	3,411.5

Gross profit	553.4	643.5	1,095.7	1,284.8

Marketing, general and administrative expense	319.6	332.7	654.0	687.7

Other expense (income), net(1)	68.3	3.4	86.1	1.8

Interest expense	31.9	20.8	58.3	40.4

Other non-operating expense (income), net	(6.6)	(1.3)	(11.2)	(2.7)

Income before taxes	140.2	287.9	308.5	557.6

Provision for income taxes	39.8	73.4	86.9	144.9

Net income	$100.4	$214.5	$221.6	$412.7

Per share amounts:

Net income per common share, assuming dilution	$1.24	$2.61	$2.73	$5.00

Weighted average number of common shares outstanding, assuming dilution	81.0	82.1	81.2	82.6

(1)

“Other expense (income), net” for the second quarter of 2023 includes outcomes of legal proceedings of $53.8, severance and related costs of $8.8, asset impairment charges of $1.2, transaction and related costs of $4, and loss on sales of assets of $.5.

“Other expense (income), net” for the second quarter of 2022 includes severance and related costs of $3.1, outcomes of legal proceedings of $.7, and transaction and related costs of $.1, partially offset by gain on sales of assets of $.5.

“Other expense (income), net” for the first half of 2023 includes outcomes of legal proceedings of $53.8, severance and related costs of $25.9, asset impairment charges of $1.7, transaction and related costs of $4.2, and loss on sales of asset of $.5.

“Other expense (income), net” for the first half of 2022 includes severance and related costs of $4, outcomes of legal proceedings of $1.7, and transaction and related costs of $.3, partially offset by gain on venture investment of $3.7 and gain on sales of assets of $.5.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jul. 1, 2023	Jul. 2, 2022

Current assets:

Cash and cash equivalents	$217.1	$164.8

Trade accounts receivable, net	1,415.2	1,565.1

Inventories	990.5	990.1

Other current assets	228.2	228.8

Total current assets	2,851.0	2,948.8

Property, plant and equipment, net	1,567.0	1,451.0

Goodwill and other intangibles resulting from business acquisitions, net	2,868.9	2,738.6

Deferred tax assets	119.7	119.9

Other assets	859.7	834.1

	$8,266.3	$8,092.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$635.8	$738.6

Accounts payable	1,234.8	1,410.9

Other current liabilities	738.1	851.0

Total current liabilities	2,608.7	3,000.5

Long-term debt and finance leases	2,909.7	2,493.4

Other long-term liabilities	732.7	661.6

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	851.3	855.9

Retained earnings	4,526.9	4,182.0

Treasury stock at cost	(3,093.9)	(2,914.0)

Accumulated other comprehensive loss	(393.2)	(311.1)

Total shareholders’ equity	2,015.2	1,936.9

	$8,266.3	$8,092.4

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jul. 1, 2023	Jul. 2, 2022

Operating Activities

Net income	$221.6	$412.7

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	91.5	88.2

Amortization	54.8	57.0

Provision for credit losses and sales returns	18.9	23.9

Stock-based compensation	12.2	23.9

Deferred taxes and other non-cash taxes	(17.5)	8.6

Other non-cash expense and loss (income and gain), net	17.0	15.0

Changes in assets and liabilities and other adjustments	(207.0)	(234.9)

Net cash provided by operating activities	191.5	394.4

Investing Activities

Purchases of property, plant and equipment	(115.9)	(106.8)

Purchases of software and other deferred charges	(11.0)	(9.9)

Proceeds from sales of property, plant and equipment	0.3	2.1

Proceeds from insurance and sales (purchases) of investments, net	(1.2)	2.0

Payments for acquisitions, net of cash acquired, and venture investments	(194.1)	(37.0)

Net cash used in investing activities	(321.9)	(149.6)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	281.8	176.9

Additional long-term borrowings	394.9	---

Repayments of long-term debt and finance leases	(252.6)	(3.4)

Dividends paid	(126.2)	(117.4)

Share repurchases	(89.5)	(268.7)

Net (tax withholding) proceeds related to stock-based compensation	(23.7)	(25.1)

Other	(1.6)	---

Net cash provided by (used in) financing activities	183.1	(237.7)

Effect of foreign currency translation on cash balances	(2.8)	(5.0)

Increase (decrease) in cash and cash equivalents	49.9	2.1

Cash and cash equivalents, beginning of year	167.2	162.7

Cash and cash equivalents, end of period	$217.1	$164.8

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; and other non-operating expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Adjusted free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 1, 2023	Jul. 2, 2022	Jul. 1, 2023	Jul. 2, 2022

Reconciliation of non-GAAP operating margins from GAAP:

Net sales	$2,090.5	$2,347.0	$4,155.5	$4,696.3

Income before taxes	$140.2	$287.9	$308.5	$557.6

Income before taxes as a percentage of net sales	6.7%	12.3%	7.4%	11.9%

Adjustments:

Interest expense	$31.9	$20.8	$58.3	$40.4

Other non-operating expense (income), net	(6.6)	(1.3)	(11.2)	(2.7)

Operating income before interest expense, other non-operating expense (income) and taxes	$165.5	$307.4	$355.6	$595.3

Operating margins	7.9%	13.1%	8.6%	12.7%

As reported net income	$100.4	$214.5	$221.6	$412.7

Adjustments:

Restructuring charges:

Severance and related costs	8.8	3.1	25.9	4.0

Asset impairment charges	1.2	---	1.7	---

Outcomes of legal proceedings	53.8	0.7	53.8	1.7

Transaction and related costs	4.0	0.1	4.2	0.3

(Gain) loss on sales of assets	0.5	(0.5)	0.5	(0.5)

Gain on venture investment	---	---	---	(3.7)

Interest expense	31.9	20.8	58.3	40.4

Other non-operating expense (income), net	(6.6)	(1.3)	(11.2)	(2.7)

Provision for income taxes	39.8	73.4	86.9	144.9

Adjusted operating income (non-GAAP)	$233.8	$310.8	$441.7	$597.1

Adjusted operating margins (non-GAAP)	11.2%	13.2%	10.6%	12.7%

Depreciation and amortization	74.0	73.2	146.3	145.2

Adjusted EBITDA (non-GAAP)	307.8	384.0	588.0	742.3

Adjusted EBITDA margins (non-GAAP)	14.7%	16.4%	14.1%	15.8%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$100.4	$214.5	$221.6	$412.7

Adjustments:

Restructuring charges and other items(1)	68.3	3.4	86.1	1.8

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(13.3)	(1.2)	(13.7)	1.7

Adjusted net income (non-GAAP)	$155.4	$216.7	$294.0	$416.2

(1)	Included pretax restructuring charges, outcomes of legal proceedings, transaction and related costs, gain/loss on sales of assets and gain on venture investment.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 1, 2023	Jul. 2, 2022	Jul. 1, 2023	Jul. 2, 2022

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$1.24	$2.61	$2.73	$5.00

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.84	0.04	1.06	0.02

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.16)	(0.01)	(0.17)	0.02

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.92	$2.64	$3.62	$5.04

Weighted average number of common shares outstanding, assuming dilution	81.0	82.1	81.2	82.6

Our adjusted tax rate was 25.5% for the three and six months ended July 1, 2023 and 25.6% for the three and six months ended July 2, 2022, respectively.

(1)	Included pretax restructuring charges, outcomes of legal proceedings, transaction and related costs, gain/loss on sales of assets and gain on venture investment.

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 1, 2023	Jul. 2, 2022	Jul. 1, 2023	Jul. 2, 2022

Reconciliation of adjusted free cash flow:

Net cash provided by operating activities	$189.6	$268.2	$191.5	$394.4

Purchases of property, plant and equipment	(51.4)	(57.1)	(115.9)	(106.8)

Purchases of software and other deferred charges	(5.7)	(4.3)	(11.0)	(9.9)

Proceeds from sales of property, plant and equipment	0.1	1.8	0.3	2.1

Proceeds from insurance and sales (purchases) of investments, net	2.3	0.2	(1.2)	2.0

Payments for certain acquisition-related transaction costs	---	0.3	---	0.6

Adjusted free cash flow (non-GAAP)	$134.9	$209.1	$63.7	$282.4

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$1,476.0	$1,689.5	$193.8	$246.7	13.1%	14.6%

Solutions Group	614.5	657.5	(7.2)	84.6	(1.2%)	12.9%

Corporate Expense	N/A	N/A	(21.1)	(23.9)	N/A	N/A

TOTAL FROM OPERATIONS	$2,090.5	$2,347.0	$165.5	$307.4	7.9%	13.1%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Second Quarter Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$193.8	$246.7	13.1%	14.6%

Adjustments:

Restructuring charges:

Severance and related costs	4.5	0.6	0.3%	---

Asset impairment charges	1.1	---	0.1%	---

Loss on sales of assets	0.5	---	---	---

Adjusted operating income and margins (non-GAAP)	$199.9	$247.3	13.5%	14.6%

Depreciation and amortization	32.0	34.2	2.2%	2.1%

Adjusted EBITDA and margins (non-GAAP)	$231.9	$281.5	15.7%	16.7%

Solutions Group

Operating income (loss) and margins, as reported	$(7.2)	$84.6	(1.2%)	12.9%

Adjustments:

Restructuring charges:

Severance and related costs	4.3	1.7	0.7%	0.3%

Asset impairment charges	0.1	---	---	---

Outcomes of legal proceedings	53.8	---	8.8%	---

Transaction and related costs	4.0	0.1	0.7%	---

Gain on sales of assets	---	(0.5)	---	(0.1%)

Adjusted operating income and margins (non-GAAP)	$55.0	$85.9	9.0%	13.1%

Depreciation and amortization	42.0	39.0	6.8%	5.9%

Adjusted EBITDA and margins (non-GAAP)	$97.0	$124.9	15.8%	19.0%

Previously reported segment results have been recast to reflect our new operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Six Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$2,936.5	$3,359.8	$354.3	$469.5	12.1%	14.0%

Solutions Group	1,219.0	1,336.5	44.3	174.9	3.6%	13.1%

Corporate Expense	N/A	N/A	(43.0)	(49.1)	N/A	N/A

TOTAL FROM OPERATIONS	$4,155.5	$4,696.3	$355.6	$595.3	8.6%	12.7%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Six Months Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$354.3	$469.5	12.1%	14.0%

Adjustments:

Restructuring charges:

Severance and related costs, net of reversals	18.8	1.1	0.6%	---

Asset impairment charges	1.1	---	0.1%	---

Loss on sales of assets	0.5	---	---	---

Gain on venture investment	---	(3.7)	---	(0.1%)

Adjusted operating income and margins (non-GAAP)	$374.7	$466.9	12.8%	13.9%

Depreciation and amortization	64.7	68.7	2.2%	2.0%

Adjusted EBITDA and margins (non-GAAP)	$439.4	$535.6	15.0%	15.9%

Solutions Group

Operating income and margins, as reported	$44.3	$174.9	3.6%	13.1%

Adjustments:

Restructuring charges:

Severance and related costs	7.2	2.1	0.6%	0.1%

Asset impairment charges	0.6	---	0.1%	---

Outcomes of legal proceedings	53.8	1.0	4.4%	0.1%

Transaction and related costs	4.2	0.3	0.3%	---

Gain on sales of assets	---	(0.5)	---	---

Adjusted operating income and margins (non-GAAP)	$110.1	$177.8	9.0%	13.3%

Depreciation and amortization	81.6	76.5	6.7%	5.7%

Adjusted EBITDA and margins (non-GAAP)	$191.7	$254.3	15.7%	19.0%

Previously reported segment results have been recast to reflect our new operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	3Q22	4Q22	1Q23	2Q23

Reconciliation of adjusted EBITDA from GAAP:

As reported net income	$221.5	$122.9	$121.2	$100.4

Other expense (income), net	(3.9)	1.5	17.8	68.3

Interest expense	21.2	22.5	26.4	31.9

Other non-operating expense (income), net	(1.4)	(5.3)	(4.6)	(6.6)

Provision for income taxes	51.0	46.3	47.1	39.8

Depreciation and amortization	72.0	73.5	72.3	74.0

Adjusted EBITDA (non-GAAP)	$360.4	$261.4	$280.2	$307.8

Total Debt				$3,545.5
Less: Cash and cash equivalents				217.1
Net Debt				$3,328.4
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.75

*LTM = Last twelve months (3Q22 to 2Q23)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Second Quarter 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	(10.9%)	(12.6%)	(6.5%)

Reclassification of sales between segments	---	---	(0.1%)

Foreign currency translation	1.3%	1.0%	2.3%

Sales change ex. currency (non-GAAP)(1)	(9.6%)	(11.6%)	(4.4%)

Acquisitions	(0.8%)	---	(2.8%)

Organic sales change (non-GAAP)(1)	(10.4%)	(11.6%)	(7.2%)

	Six Months Ended 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	(11.5%)	(12.6%)	(8.8%)

Reclassification of sales between segments	---	0.1%	(0.3%)

Foreign currency translation	2.2%	2.0%	2.7%

Sales change ex. currency (non-GAAP)(1)	(9.3%)	(10.5%)	(6.4%)

Acquisitions	(0.5%)	---	(1.7%)

Organic sales change (non-GAAP)(1)	(9.8%)	(10.5%)	(8.1%)

(1) Totals may not sum due to rounding.